UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2010
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1 IMATION WAY
OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 1, 2010, the Board of Directors of Imation Corp. (the “Company”) elected David P. Berg and Trudy A. Rautio to serve as Class III members of the Board of Directors, effective as of July 6, 2010, with terms expiring at the annual meeting of shareholders to be held in 2011. Mr. Berg will serve on the Audit and Finance Committee and the Compensation Committee of the Board of Directors. Ms. Rautio will serve on the Audit and Finance Committee and the Nominating and Governance Committee of the Board of Directors.
Mr. Berg is Chief Operating Officer and Executive Vice President, Global Business Development of General Nutrition Centers, Inc. (“GNC”) (a leading global specialty retailer of nutritional products including vitamin, mineral, herbal and other specialty supplements and sports nutrition, diet and energy products) and Chief Operating Officer of its indirect parent, GNC Acquisition Holdings, Inc., a position he has held since June 2010. From September 2009 to June 2010, Mr. Berg was Executive Vice President, Global Business Development and Chief Operating Officer, International of GNC. From 2002 to March 2009, Mr. Berg served in various capacities for Best Buy, Inc. (a multinational retailer of technology and entertainment products and services), including Executive Vice President and Chief Operating Officer, Best Buy International from July 2008 to March 2009, Executive Vice President, International Strategy and Corporate Development from March 2008 to July 2008, Senior Vice President, International Strategy and Corporate Development from March 2007 to March 2008, Chief Operating Officer, Best Buy International from July 2006 to March 2007, Senior Vice President, Strategic Alliances from September 2004 to July 2006 and Vice President and Associate General Counsel from December 2002 to September 2004. From 2001 to 2002, he was the President and Chief Operating Officer, International Division of Danka Business Systems (a United Kingdom-based office equipment and solutions company). Mr. Berg brings to our Board extensive experience in retail, international business, mergers and acquisitions and operations.
Ms. Rautio is Executive Vice President and Chief Financial Officer of Carlson, (a global hospitality and travel company), a position she has held since February 2005. From 1997 to February 2005, Ms. Rautio served as President and Chief Operating Officer for Carlson Hotels, The Americas from 2003 to 2005 and from 1997 to 2003 served as Executive Vice President and Chief Financial Officer of Carlson Hospitality Worldwide and Chief Administrative Officer, Carlson Hotels. From 1993 until 1997, she served in various capacities for Jostens, Inc. (a leading provider of products, programs and services that help people celebrate important moments, recognize achievements and build affiliations), including as Senior Vice President, Finance from 1994 until 1997. From 1982 until 1993, Ms. Rautio served in various capacities for The Pillsbury Company (a leading food company). Ms. Rautio is a director of The Rezidor Hotel Group, a publicly-traded company on the Stockholm exchange, and Securian Holding Company and Carlson Wagonlit Travel, Inc., both privately-held companies. Ms. Rautio brings to our Board her financial expertise in dealing with accounting principles, evaluating financial results and overseeing the financial reporting process of large public and private corporations and international operations and administration experience. Ms. Rautio also brings additional board experience having served as a director of several public and privately-held companies and contributes to the diversity of our Board.
Mr. Berg and Ms. Rautio will be compensated for their service on the Board of Directors pursuant to the Company’s Director Compensation Program, as amended, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Other than as described herein, there are no arrangements or understandings between either Mr. Berg or Ms. Rautio and any other persons pursuant to which Mr. Berg or Ms. Rautio were selected as Directors of the Company. Neither Mr. Berg nor Ms. Rautio has a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has Mr. Berg or Ms. Rautio had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.
Press releases, dated July 6, 2010, announcing Mr. Berg and Ms. Rautio’s election as a Directors are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

10.1	Director Compensation Program, as amended

99.1	Press release dated July 6, 2010 announcing Mr. Berg’s election to the Board of Directors

99.2	Press release dated July 6, 2010 announcing Ms. Rautio’s election to the Board of Directors

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: July 6, 2010	By:	/s/ Paul R. Zeller
Paul R. Zeller
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Director Compensation Program, as amended
99.1	Press release dated July 6, 2010 announcing Mr. Berg’s election to the Board of Directors
99.2	Press release dated July 6, 2010 announcing Ms. Rautio’s election to the Board of Directors